LEHMAN BROTHERS HOLDINGS INC.                                      EXHIBIT 99.4
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)



                                                    Three Months Ended
                                         -----------------------------------
                                          February 28         February 28
                                              2002               2001
                                         ---------------    ----------------

Investment Banking:
    Debt Underwriting                               205                 183
    Equity Underwriting                             163                 105
    Merger and Acquisition Advisory                  91                 183
                                         ---------------    ----------------
         Total                                      459                 471
                                         ---------------    ----------------

Capital Markets:
    Fixed Income                                    681                 523
    Equities                                        264                 685
                                         ---------------    ----------------
         Total                                      945               1,208
                                         ---------------    ----------------

Client Services:
    Private Client                                  191                 192
    Private Equity                                   11                  12
                                         ---------------    ----------------
         Total                                      202                 204
                                         ---------------    ----------------

         Total Lehman                             1,606               1,883
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